UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 6, 2012, Satcon Technology Corporation (“Satcon”) extended for a period of five years its existing Contract Manufacturing Agreement to manufacture inverters in Shenzhen, China (the “Manufacturing Agreement”) with Perfect Galaxy International Limited, an affiliate of ExcelStor Technology Limited (“Perfect Galaxy”).  The Manufacturing Agreement may be terminated for cause and either party may terminate the Manufacturing Agreement for convenience on one hundred and eighty days’ notice.  The Manufacturing Agreement contains specific provisions regarding cost reduction  measures that Satcon expects will reduce the price that it pays Perfect Galaxy to manufacture its inverters.  The foregoing descriptions of the Manufacturing Agreement do not purport to be complete and are qualified in their entirety by reference to such agreement, which will be filed in accordance with SEC rules and regulations.

Item 7.01               Regulation FD Disclosure.

On February 7, 2012, the Company issued a press release announcing, among other things, the Manufacturing Agreement.  A copy of this press release is attached hereto as Exhibit 99.1.  The information set forth in this Item 7.01 and Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibts

Exhibit No.	Description

99.1	Press Release issued by the Company on February 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: February 7, 2012	By:	/S/ John W. Peacock
John W. Peacock
Chief Accounting Officer